EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS first QUARTER 2026 RESULTS

STEINHAUSEN, Switzerland, May 4, 2026—Transocean Ltd. (NYSE: RIG) today reported financial results for the first quarter of 2026. The Company will host a conference call and webcast at 9 a.m. EDT, 3 p.m. CEST, on Tuesday, May 5, 2026, with participation details included in this release. In addition, supplemental schedules have been posted to the Investors section of the Company’s website at www.deepwater.com.

first quarter 2026 Key points

●	Contract drilling revenues were $1.08 billion due in part to strong revenue efficiency(1) of 97.3%.
●	Net income was $71 million or $0.06 per diluted share.
●	Adjusted EBITDA was $440 million, with adjusted EBITDA margin exceeding 40%.
●	Net cash provided by operating activities was $164 million; net of capital expenditures of $28 million, Free Cash Flow was $136 million.
●	Accelerated retirement of $358 million remaining principal amount of the 8.375% Senior Secured Notes due 2028 (the Deepwater Titan Notes), reducing interest to maturity by nearly $40 million.
●	Ended the period with total liquidity of $1.125 billion, including the undrawn revolving credit facility.
●	Added $1.6 billion in contract backlog(2) at a weighted average dayrate of about $410,000.

“The Transocean team delivered exceptional performance to start the year,” said Keelan Adamson, President and Chief Executive Officer. “During the quarter, we executed new or extended contracts on five rigs increasing our total backlog to $7.1 billion which, reflecting demand for our differentiated assets, contains an implied average dayrate of over $450,000. We also exceeded our revenue expectations for the quarter and achieved a strong adjusted EBITDA margin above 40%. We continued to enhance our financial flexibility by accelerating debt retirement, reducing interest expense and simplifying our balance sheet.

“Recent global events clearly underscore the importance of secure and reliable hydrocarbon supply. We continue to believe that we are in the early days of a multi-year upcycle with increasing demand for offshore exploration and development drilling services. Transocean is very well-positioned to play a key role in developing these offshore resources and creating long-term shareholder value.”

1Q26 Financial Summary

	Three months ended			Three months ended
	March 31,	December 31,	sequential	March 31,	year-over-year
	2026	2025	change	2025	change
(In millions, except per share amounts and percentages)
Contract drilling revenues	$1,081	$1,043	$38	$906	$175
Revenue efficiency	97.3%	96.2%		95.5%
Operating and maintenance expense	$606	$605	$(1)	$618	$12
Net income (loss)	$71	$25	$46	$(79)	$150
Basic earnings (loss) per share	$0.06	$0.02	$0.04	$(0.09)	$0.15
Diluted earnings (loss) per share	$0.06	$0.02	$0.04	$(0.11)	$0.17

Adjusted EBITDA	$440	$385	$55	$244	$196
Adjusted EBITDA margin	40.7%	36.8%		26.9%
Adjusted net income (loss)	$(28)	$21	$(49)	$(65)	$37
Adjusted diluted earnings (loss) per share	$(0.03)	$0.02	$(0.05)	$(0.10)	$0.07

Net cash provided by operating activities	$164	$349	$(185)	$26	$138
Free Cash Flow	$136	$321	$(185)	$(34)	$170
Total debt, principal amount, end of period	$5,137	$5,686	$(549)	$6,734	$(1,597)
●	Favorable contract drilling revenues were primarily related to improved rig utilization, higher revenue efficiency and increased average daily revenues across the fleet.
●	Interest expense, excluding the $153 million effect of the bifurcated exchange feature of the 4.625% Exchangeable Bonds due 2029, was $123 million.
●	Net cash provided by operating activities was $164 million reflecting timing of payments from customers and increased payroll obligations in the period.
●	Cash taxes paid in the period were $11 million.
●	The Company early retired the Deepwater Titan Notes in full on March 20, 2026. The outstanding principal amount of $358 million, plus a call premium and accrued but unpaid interest, was settled with cash on hand and funds from the associated debt service reserve account.

Fleet Status Report and contract backlog

●	The Company today issued its Fleet Status Report. Since the February 2026 report, we added five new fixtures with an aggregate incremental backlog of approximately $1.6 billion and a weighted average dayrate of about $410,000.
●	As of May 4, 2026, the total backlog is approximately $7.1 billion.

2026 Second Quarter and Full Year OUTLOOK

The following table includes guidance on key items for the second quarter and full year of 2026:

	2Q26E	FY26E
(In millions, except percentages)
Contract drilling revenues	$930 – 970	$3,800 – 3,900
Revenue efficiency, fleet wide (1)	96.50%	96.50%

Selected costs and expenses
Operating and maintenance expense	$630 – 660	$2,250 – 2,375
General and administrative	$40 – 45	$170 – 180
Interest expense	$113	$610
Interest income	$5 – 10	$25 – 30

Capital expenditures	$30 – 40	$150
Cash taxes	$30	$70 – 75
Total liquidity	—	$1,250 – 1,350

Conference Call Information

Transocean will host a conference call at 9 a.m. EDT, 3 p.m. CEST, on Tuesday, May 5, 2026, to discuss the results. To participate, dial +1 785-424-1634 approximately 15 minutes prior to the scheduled start time and refer to conference code 948789.

The call will be webcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the call will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the call will be available after 12 p.m. EDT, 6 p.m. CEST, on Tuesday, May 5, 2026. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-7203, passcode 948789. The replay will also be available on the Company’s website.

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater drillships and seven harsh environment semisubmersibles.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein or in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “believe,” “primarily,” “should,” “outlook,” “future,” “schedule,” “progress,” “possible,” “will,” “expect,” “estimate,” “may,” “approximate,” “could,” “plan,” or other similar expressions. Forward-looking statements in the Fleet Status Report include, but are not limited to, statements involving estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, and the cost and timing of mobilizations and reactivations. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and those and other risks discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date of the particular statement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

1.	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”
2.	Contract backlog is defined as the maximum contractual operating dayrate multiplied by the number of days remaining in the firm contract period, including certain performance-based provisions for which achievement is probable, excluding provisions for mobilization, demobilization, contract preparation, other incentive provisions or reimbursement revenues, which are not expected to be material to our contract drilling revenues. The contract backlog represents the maximum contract drilling revenues that can be earned considering the reported operating dayrate in effect during the firm contract period.
3.	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2026	2025

Contract drilling revenues	$1,081	$906

Costs and expenses
Operating and maintenance	606	618
Depreciation and amortization	143	176
General and administrative	49	50
	798	844

Gain on disposal of assets, net	4	2
Operating income	287	64

Other income (expense), net
Interest income	10	8
Interest expense	(276)	(116)
Loss on retirement of debt	(11)	—
Other, net	7	4
	(270)	(104)

Income (loss) before income taxes	17	(40)
Income tax expense (benefit)	(54)	39
Net income (loss)	$71	$(79)

Earnings (loss) per share
Basic	$0.06	$(0.09)
Diluted	$0.06	$(0.11)

Weighted-average shares outstanding
Basic	1,109	883
Diluted	1,124	958

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$330	$620
Accounts receivable, net of allowance of $2 at March 31, 2026 and December 31, 2025	638	540
Materials and supplies, net of allowance of $144 and $140 at March 31, 2026 and December 31, 2025, respectively	383	378
Assets held for sale	1	24
Restricted cash and cash equivalents	285	377
Other current assets	129	142
Total current assets	1,766	2,081

Property and equipment	17,465	17,451
Less accumulated depreciation	(5,006)	(4,874)
Property and equipment, net	12,459	12,577

Deferred tax assets, net	47	61
Other assets	879	923
Total assets	$15,151	$15,642

Liabilities and equity
Accounts payable	$229	$242
Accrued income taxes	28	22
Debt due within one year	329	445
Other current liabilities	562	627
Total current liabilities	1,148	1,336

Long-term debt	4,945	5,212
Deferred tax liabilities, net	317	404
Other long-term liabilities	549	582
Total long-term liabilities	5,811	6,198

Commitments and contingencies

Shares, $0.10 par value, 1,204 authorized, 141 conditionally authorized, 1,204 issued at March 31, 2026
and December 31, 2025, and 1,107 and 1,102 outstanding at March 31, 2026 and December 31, 2025, respectively	111	110
Additional paid-in capital	15,611	15,604
Accumulated deficit	(7,389)	(7,460)
Accumulated other comprehensive loss	(141)	(146)
Total equity	8,192	8,108
Total liabilities and equity	$15,151	$15,642

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$71	$(79)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	143	176
Share-based compensation expense	8	8
Gain on disposal of assets, net	(4)	(2)
Amortization of debt-related balances, net	10	13
(Gain) loss on adjustment to bifurcated compound exchange feature	153	(36)
Loss on retirement of debt	11	—
Deferred income tax expense (benefit)	(73)	15
Other, net	(1)	4
Changes in contract liabilities, net	(42)	(38)
Changes in deferred costs, net	31	(12)
Changes in other operating assets and liabilities, net	(143)	(23)
Net cash provided by operating activities	164	26

Cash flows from investing activities
Capital expenditures	(28)	(60)
Proceeds from disposal of assets, net of costs to sell	25	2
Proceeds from disposal of investment in note receivable from unconsolidated affiliate	13	—
Net cash provided by (used in) investing activities	10	(58)

Cash flows from financing activities
Repayments of debt	(556)	(210)
Other, net	—	(8)
Net cash used in financing activities	(556)	(218)

Net decrease in unrestricted and restricted cash and cash equivalents	(382)	(250)
Unrestricted and restricted cash and cash equivalents, beginning of period	997	941
Unrestricted and restricted cash and cash equivalents, end of period	$615	$691

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	March 31,	December 31,	March 31,
Contract Drilling Revenues (in millions)	2026	2025	2025
Ultra-deepwater floaters	$748	$724	$658
Harsh environment floaters	333	319	248
Total contract drilling revenues	$1,081	$1,043	$906

	Three months ended
	March 31,	December 31,	March 31,
Average Daily Revenue (1)	2026	2025	2025
Ultra-deepwater floaters	$480,700	$466,000	$443,600
Harsh environment floaters	463,800	449,800	443,600
Total fleet average daily revenue	$475,600	$461,300	$443,600

	Three months ended
	March 31,	December 31,	March 31,
Revenue Efficiency (2)	2026	2025	2025
Ultra-deepwater floaters	97.6%	95.7%	94.3%
Harsh environment floaters	96.7%	97.2%	99.3%
Total fleet average revenue efficiency	97.3%	96.2%	95.5%

	Three months ended
	March 31,	December 31,	March 31,
Utilization (3)	2026	2025	2025
Ultra-deepwater floaters	82.1%	82.1%	61.5%
Harsh environment floaters	100.0%	96.6%	69.5%
Total fleet average rig utilization	86.7%	85.8%	63.4%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(in millions, except per share data)

							YTD
							03/31/26

Net income							$71
Acquisition and restructuring costs							7
Gain on disposal of assets, net							(5)
Loss on retirement of debt							9
Discrete tax items							(110)
Adjusted Net Loss							$(28)

Diluted earnings per share							$0.06
Acquisition and restructuring costs							—
Gain on disposal of assets, net							—
Loss on retirement of debt							0.01
Discrete tax items							(0.10)
Adjusted Diluted Loss Per Share							$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net income (loss) attributable to controlling interest	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets, net of tax	3,036	—	3,036	1,908	1,128	1,128	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Discrete tax items	(179)	3	(182)	(1)	(181)	(195)	14
Adjusted Net Income (Loss)	$37	$21	$16	$62	$(46)	$19	$(65)

Diluted earnings (loss) per share	$(3.04)	$0.02	$(3.23)	$(2.00)	$(1.15)	$(1.06)	$(0.11)
Restructuring costs	—	—	—	—	—	—	—
Loss on impairment of assets, net of tax	3.16	—	3.34	1.98	1.27	1.27	—
Gain on disposal of assets, net	—	—	—	—	—	—	—
Loss on conversion of debt to equity	0.10	—	0.11	0.08	0.03	0.03	—
Gain on retirement of debt	—	—	—	—	—	—	—
Discrete tax items	(0.18)	—	(0.20)	—	(0.20)	(0.22)	0.01
Dilutive effect, 4.625% exchangeable bonds due December 2029	—	—	(0.03)	—	(0.05)	(0.02)	—
Adjusted Diluted Earnings (Loss) Per Share	$0.04	$0.02	$(0.01)	$0.06	$(0.10)	$—	$(0.10)

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Earnings Before Interest, Taxes, Depreciation and Amortization and Related Margins
(in millions, except percentages)

							YTD
							03/31/26

Contract drilling revenues							$1,081

Net income							$71
Interest expense, net of interest income							266
Income tax benefit							(54)
Depreciation and amortization							143
EBITDA							426

Acquisition and restructuring costs							7
Gain on disposal of assets, net							(4)
Loss on retirement of debt							11
Adjusted EBITDA							$440

Profit margin							6.5%
EBITDA margin							39.4%
Adjusted EBITDA margin							40.7%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Contract drilling revenues	$3,965	$1,043	$2,922	$1,028	$1,894	$988	$906

Net income (loss)	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Interest expense, net of interest income	515	163	352	142	210	102	108
Income tax expense (benefit)	(33)	57	(90)	26	(116)	(155)	39
Depreciation and amortization	659	147	512	161	351	175	176
EBITDA	(1,774)	392	(2,166)	(1,594)	(572)	(816)	244

Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets	3,049	—	3,049	1,913	1,136	1,136	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Adjusted EBITDA	$1,370	$385	$985	$397	$588	$344	$244

Profit (loss) margin	(73.5)%	2.4%	(100.6)%	(187.0)%	(53.7)%	(94.9)%	(8.7)%
EBITDA margin	(44.8)%	37.5%	(74.1)%	(154.9)%	(30.2)%	(82.5)%	26.9%
Adjusted EBITDA margin	34.6%	36.8%	33.8%	38.7%	31.1%	34.9%	26.9%

Transocean Ltd. and subsidiaries
Supplemental Effective Tax Rate Analysis
(in millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Income (loss) before income taxes	$17	$82	$(40)
Acquisition and restructuring costs	7	—	—
Gain on disposal of assets, net	(4)	(4)	—
(Gain) loss on retirement of debt	11	(3)	—
Adjusted income (loss) before income taxes	$31	$75	$(40)

Income tax expense (benefit)	$(54)	$57	$39
Acquisition and restructuring costs	—	—	—
Gain on disposal of assets, net	1	—	—
(Gain) loss on retirement of debt	2	—	—
Changes in estimates (1)	110	(3)	(14)
Adjusted income tax expense	$59	$54	$25

Effective Tax Rate (2)	(335.3)%	68.8%	(95.8)%

Effective Tax Rate, excluding discrete items (3)	192.0%	72.3%	(62.3)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income or loss before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Free Cash Flow and Levered Free Cash Flow
(in millions)

							YTD
							03/31/26

Net cash provided by operating activities							$164
Capital expenditures							(28)
Free Cash Flow							136

Debt repayments							(556)
Debt repayments, paid from debt proceeds							—
Levered Free Cash Flow							$(420)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net cash provided by operating activities	$749	$349	$400	$246	$154	$128	$26
Capital expenditures	(123)	(28)	(95)	(11)	(84)	(24)	(60)
Free Cash Flow	626	321	305	235	70	104	(34)

Debt repayments	(1,556)	(1,106)	(450)	(210)	(240)	(30)	(210)
Debt repayments, paid from debt proceeds	492	492	—	—	—	—	—
Levered Free Cash Flow	$(438)	$(293)	$(145)	$25	$(170)	$74	$(244)